UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2016

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TurnKey Capital, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-186282	33-1225521
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2929 East Commercial Blvd., PH-D, Fort Lauderdale, FL 33308

(Address of Principal Executive Office) (Zip Code)

954-440-4678

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 14, 2016, the shareholders, by majority written consent, removed Marc Carrido as President and as a member of the Board of Directors.

(c)

On March 14, 2016, the Board of Directors, by majority written consent, appointed Neil Swartz President of the Company effective March 14, 2016. Mr. Swartz had previously served as President of the Company from October 31, 2014 through January 11, 2016.

For the past five years Mr. Swartz has served as President of the Company from October 14, 2014 to January 11, 2016, as President and CEO of TBG Holdings Corp. from March 20, 2012 to present. Mr. Swartz’s business experience also includes serving as Managing Director of Sunbelt South East Florida, LLC, a Business Brokerage of Mergers and Acquisitions firm with 350 offices worldwide from 2003 to 2005. Mr. Swartz was also chairman and CEO of Action Products International, Inc. software company from March 2009 to September 2009, which he took public on the NASDAQ Small Cap Market. Under his management, the company went from building one product to over thirty with in-house manufacturing capabilities. Mr. Swartz is a CPA and received a BS degree from Northeastern University in accounting. He is a member of the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants.

As of the date of this Report, there has not been any material plan, contract or arrangement (whether or not written) to which any of our officers or directors are a party in connection with their appointments as officers or directors of the Company.

Family Relationships

There are no family relationships between Mr. Swartz and any officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K or Item 404(a) of Regulation S-K.

Employment Agreement

The Company has not entered into any employment agreements with any of its officers.

Item 9.01 – Financial Statements and Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2016	TURNKEY CAPITAL, INC.

	By:	/s/ Timothy Hart
Timothy Hart
Treasurer and Secretary